UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2016

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 15, 2016, PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Employment and Non-Competition Agreement (the “Employment Agreement”) with Ronnie Brannen, who was appointed as the President of Utility Infrastructure and Chief Utility Officer of PowerSecure, Inc. (“PowerSecure Subsidiary”), a Delaware corporation and wholly-owned subsidiary of the Company on January 15, 2016.

Under the Employment Agreement, Mr. Brannen will receive an annual base salary of $475,000, subject to increase on an annual basis in the discretion of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), along with health, life and disability insurance and participation in other employee benefit plans on a similar basis as other Company executives. The Employment Agreement also provides that Mr. Brannen is eligible to receive an annual incentive bonus and to participate in the Company’s employee benefit plans and receive other similar benefits for management employees. In the event Mr. Brannen’s employment is terminated by the Company without cause, then he will receive a cash severance in the amount of $500,000. In the event Mr. Brannen terminates terminated his employment, then he will be required to pay the Company liquidated damages in the amount of $500,000. In addition, under the Employment Agreement, Mr. Brannen has entered into a covenant not to compete with the business of the Company for a period of three years after the termination of his employment for any reason, and also is subject to certain restrictions on his disclosure of our confidential information and his use of our inventions and other intellectual property. The term of the Employment Agreement expires September 30, 2021, unless extended or earlier terminated by mutual written consent. The Employment Agreement was approved by the Compensation Committee on February 15, 2016.

The foregoing description of Mr. Brannen’s Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is Exhibit 10.1 to this Report and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment and Non-Competition Agreement, dated as of February 15, 2016, between PowerSecure International, Inc. and Ronnie Brannen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Eric Dupont
Eric Dupont
Executive Vice President and Chief Financial Officer

Dated: February 19, 2016

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